Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of this 23rd day of February, 2018 by and between LINCOLN EDUCATIONAL SERVICES CORPORATION, a New Jersey corporation; LINCOLN TECHNICAL INSTITUTE, INC.; a New Jersey corporation; NASHVILLE ACQUISITION, L.L.C., a Delaware limited liability company; SOUTHWESTERN ACQUISITION, L.L.C., a Delaware limited liability company; NEW ENGLAND ACQUISITION, LLC, a Delaware limited liability company; EUPHORIA ACQUISITION, LLC, a Delaware limited liability company; NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC., a Florida corporation; LCT ACQUISITION, LLC, a Delaware limited liability company; NN ACQUISITION, LLC, a Delaware limited liability company and LTI HOLDINGS, LLC, a Colorado limited liability company (individually and collectively, jointly and severally, the “Borrower”), and STERLING NATIONAL BANK (the “Bank”).

R E C I T A L S:

A.        Pursuant to that certain Credit Agreement dated as of March 31, 2017, as amended by that certain First Amendment to Credit Agreement by and among Borrower and the Bank dated as of November 29, 2017 (as the same has been and may be amended from time to time, the “Credit Agreement”), the Bank agreed to make available to Borrower (i) that certain line of credit facility in the amount of $30,000,000, comprised of a $25,000,000 revolving loan designated as “Tranche A” and a $5,000,000 non-revolving loan designated as “Tranche B” (“Facility 1”), (ii) that certain line of credit facility in the amount of $25,000,000 (“Facility 2”), and (iii) that certain line of credit facility in the amount of $15,000,000 (“Facility 3”)  (collectively, as amended, modified, supplemented, extended and restated from time to time, the “Loans”). The $5,000,000 non-revolving loan drawn under Tranche B has been repaid and the maximum principal amount of Facility 1 has been permanently reduced to $25,000,000.00.

B.        Borrower has requested that Lender modify the terms of the Credit Agreement to, among other things, (i) revise and/or delete certain financial covenants, and (ii) allow for Borrower to sell certain real property located in the State of Florida and the real property collateral serving as security for the Loans, and Lender has agreed to such modifications to the Credit Agreement in accordance with and subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

1.         Recitals.  The Recitals are incorporated as if fully set forth herein.

2.         Capitalized Terms.  Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Credit Agreement.

3.         Definitions.  Section 1.1 of the Credit Agreement is hereby amended as follows:

The definitions of “Adjusted EBITDA” and “Revolving Maturity Date” are hereby deleted in their entirety and the following inserted in place thereof:

“Adjusted EBITDA” means, for the period under review, for the Borrower on a consolidated basis, an amount equal to Net Income for such period plus the following, to the extent deducted in calculating such Net Income:  costs associated with school closings (limited to an aggregate sum of $6,000,000 as incurred during the 2017 Fiscal Year and amounts to be approved by the Bank in any fiscal period thereafter) and other one-time charges with the Bank’s approval; the amount of depreciation and amortization expense for such period; with the Bank’s consent, impairment of goodwill and long-lived assets for such period; Interest Expense; the provision for federal, state, local and foreign income taxes payable for such period; other non-cash expenses related to stock-based compensation and pension expense for such period, in each case as determined in accordance with GAAP; and severance costs (limited to an aggregate sum of $1,000,000 incurred during the 2018 Fiscal Year).

“Revolving Maturity Date” means, as to Facility 1 and Facility 2, May 31, 2020, as to Facility 3, May 31, 2019, or, for each Facility, such earlier date upon which the Revolving Facility shall terminate or the Revolving Facility shall otherwise equal zero.

The following definition of “Funded Debt” is hereby added to Section 1.1 of the Credit Agreement:

“Funded Debt” means, at any date, the aggregate principal amount of total Indebtedness of the Borrower minus Indebtedness of the Borrower secured by cash.

4.         Facility 1 Interest Rate.  Section 3.1(A)(a)(i) of the Credit Agreement is hereby deleted in its entirety and the following inserted in place thereof:

“Facility 1.  The Borrower shall pay to the Bank interest on the unpaid principal amount of each Revolving Loan made by the Bank to the Borrower under Tranche A of Facility 1 for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at a rate per annum equal to the greater of (x) the Prime Rate plus 2.85%, and (y) 6.00%.  Any change in the interest rate resulting from a change in the Prime Rate shall be effective as of the opening of business on the day on which such change in the Prime Rate becomes effective.”

The remaining provisions of Section 3 of the Credit Agreement shall remain unchanged and in full force and effect.

5.         Financial Covenants. The Borrower has requested, and the Bank has agreed, to modify certain of said financial covenants as set forth below.

A)  Section 7.18(b) of the Credit Agreement entitled “Minimum Adjusted EBITDA” is deleted in its entirety and the following inserted in place thereof:

“(b) Minimum Adjusted EBITDA.  The Borrower shall maintain a minimum Adjusted EBITDA, tested quarterly on a rolling twelve month basis, as follows:

1Q17	$10,000,000
2Q17	$7,000,000
3Q17	$7,000,000
4Q17	$10,000,000
1Q18	$6,000,000
2Q18	$6,000,000
3Q18	$5,000,000
4Q18	$6,000,000
1Q19	$7,000,000
2Q19	$7,000,000
3Q19	$7,000,000
4Q19	$7,000,000
1Q20	$8,000,000”

B) Section 7.18(c) of the Credit Agreement entitled “Minimum Tangible Net Worth” is deleted in its entirety.

C) Section 7.18(d) of the Credit Agreement entitled “No Net Loss” is deleted in its entirety and the following inserted in place thereof:

“(d) No Net Loss.  The Borrower shall suffer no Net Loss, at any time, as determined in accordance with GAAP, commencing December 31, 2019 and tested annually at each Fiscal Year end thereafter.”

D) There shall be added to the Credit Agreement a new Section 7.18(e) entitled “Minimum Funded Debt to Adjusted EBITDA Ratio” as follows:

“(e) Minimum Funded Debt to Adjusted EBITDA Ratio.  The Borrower shall maintain a minimum Funded Debt to Adjusted EBITDA Ratio, tested quarterly, as follows:

1Q18	5.00 to 1.00
2Q18	5.00 to 1.00
3Q18	5.00 to 1.00
4Q18	5.00 to 1.00
1Q19	4.00 to 1.00
2Q19	4.00 to 1.00
3Q19	4.00 to 1.00
4Q19	4.00 to 1.00
1Q20	3.00 to 1.00

Compliance with this covenant shall be determined on a rolling twelve month basis and shall be measured commencing as of the fiscal quarter ended March 31, 2018.”

6.         Sale of Mortgaged Property.  Section 7.6 of the Credit Agreement is hereby modified to add the following Section 7.6(J):

“(j) the arm’s-length sale of the property owned by NEIT located at 1126 53rd Court North, Mangonia Park, Palm Beach County, Florida (the “Florida Property”) or any Mortgaged Property at an approximate market sales price acceptable to the Bank so long as the appropriate Borrower applies the net proceeds (i.e., all gross sales proceeds less customary and reasonable closing costs and expenses) of any such sale to repay a corresponding amount of the outstanding principal balance under Facility 1 immediately upon receipt of such net proceeds, which repayment of principal shall permanently reduce the amount available under Facility 1.”

7.         Negative Pledge.  As a material inducement to the Bank to enter into this Amendment and in consideration for the Bank’s agreement to modify the financial covenants contained in the Credit Agreement as set forth herein, to permit the sale of Mortgaged Property and the Florida Property subject to the terms set forth herein:

(a)       approximately simultaneously herewith, NEIT shall execute and deliver to the Bank (and permit the Bank to record on the applicable land records) that certain Negative Pledge Agreement (the “Negative Pledge Agreement”) in connection with the Florida Property, wherein NEIT agrees, among other things, that it will not create, incur, assume, or suffer to exist, or permit any Subsidiary or Affiliate to create, incur, assume, or suffer to exist, any lien, encumbrance, security interest, mortgage, pledge, claim, assignment, hypothecation, or change of any kind upon or with respect to any of its right, title or interest in and, or otherwise related, to the Florida Property, including, without limitation, any and all rights in any improvements or appurtenances thereon or therein, or any other personalty related there, now owned or hereafter acquired;

(b)       The Borrower shall actively pursue the sale of the Florida Property; provided, however, in the event the Florida Property is not subject to a contract of sale acceptable to the Bank within six (6) months from the date of this Amendment, NEIT shall execute and deliver to the Bank a mortgage and security agreement (the “Mortgage”), constituting a first-priority mortgage lien on the Florida Property as security for the Obligations, and simultaneously therewith or prior to the execution thereof, provide to the Bank, at the Borrower’s sole cost and expense, an appraisal of the Florida Property, insurance on the Florida Property, a survey of the Florida Property, environmental assessments, as required by the Bank, and title insurance, all in form and content reasonably acceptable to the Bank. Borrower shall be responsible for all of the Bank’s fees and expenses incurred in connection with placing such mortgage lien on the Florida Property, including without limitation the reasonable fees and expenses of Bank’s counsel. The Mortgage shall be cross defaulted with each Loan Document; accordingly, the occurrence of (i) an Event of Default under the Mortgage shall constitute an Event of Default under each Loan Document and (ii) an Event of Default under any Loan Document shall constitute an event of default under the Mortgage.  In the event an amendment to the Credit Agreement is deemed to be necessary in connection with such Mortgage, as determined by the Bank, the Borrower agrees to cooperate with the Bank in effectuating same and to pay all reasonable costs and expenses of the Bank in connection therewith (including reasonable attorney’s fees and expenses).

8.         Conditions to Advances under Facility 3. Section 5.2 of the Credit Agreement entitled “Each Revolving Loan or Letter of Credit” is hereby modified to add the following additional provision 5.2(f):

“(f) with respect to advances under Facility 3, the Bank shall have received an opinion letter, in form and content reasonably satisfactory to the Bank, from Borrower’s regulatory counsel, that opines (whether by making reference to any existing authoritative guidance from an applicable Educational Agency or Government Authority or otherwise), that Borrower’s practice of borrowing under the Loan facilities for the purposes of evidencing liquidity and compliance with applicable laws, is not in violation of applicable law, including without limitation, laws and regulations of any U.S. Government Authority or Educational Agency, including without limitation the United States Government Accountability Office and the DOE.”

9.         Reaffirmation of Credit Agreement.  Borrower acknowledges and reaffirms its obligations under the Credit Agreement, and Borrower acknowledges and agrees that it has no claims against the Bank, or any offsets or defenses with respect to the payment of any sums due under the Facilities or any Loan Document, or with respect to the enforcement of the Loan Documents.

10.       Confirmation of Representations and Warranties.  Borrower hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation or warranty is true and correct in all respects), except to the extent any representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date, and (b) covenants to perform its obligations under the Credit Agreement and all other Loan Documents.

11.       Conditions to Effectiveness.  This Amendment shall become effective as of the date on which each of the following conditions has been satisfied (the “Effective Date”):

(a)        Each Borrower shall have delivered to the Bank this Amendment duly executed by an authorized officer of each Borrower;

(b)        NEIT shall have delivered to the Bank the Negative Pledge Agreement duly executed by an authorized officer of such Borrower;

(c)        Borrower shall have paid to the Bank a modification fee of $50,000.00 in good and available funds;

(d)        Each Borrower shall have delivered to the Bank resolutions of its board of directors or other governing body authorizing the execution and delivery to the Bank of this Amendment and, in the case of NEIT, the resolutions shall authorize the execution and delivery of the Negative Pledge Agreement and permit the Bank to record the Negative Pledge Agreement in the applicable land records; and

(e)        all representations and warranties of Borrower contained herein shall be true and correct as of the Effective Date, except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty was true as of such earlier date, and such parties delivery of their respective signatures hereto shall be deemed to be its certification thereof.

12.       Fees and Expenses.  In consideration of the Bank entering into this Amendment, Borrower shall be responsible for the payment of Bank’s counsel’s fees incurred in connection herewith, including the preparation of this Amendment, and certain other loan administrative matters related to the Loan Documents.

13.       Reference to the Effect on the Credit Agreement.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as modified by this Amendment.

14.       Affirmation.  Except as specifically modified pursuant to the terms hereof, the Credit Agreement, and all other Loan Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower.  Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Loan Documents, as modified hereby, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Bank’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

15.       Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

16.        Headings.  Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

17.        Counterparts.  This Amendment may be executed in counterparts, and all counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures appear on successive pages]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the year and date first set forth above.

LINCOLN EDUCATIONAL SERVICES CORPORATION

By:	/s/ Brian K. Meyers
Brian K. Meyers
Chief Financial Officer

LINCOLN TECHNICAL INSTITUTE, INC.

By:	/s/ Brian K. Meyers
Brian K. Meyers
Treasurer

NASHVILLE ACQUISITION, L.L.C.

By:	/s/ Brian K. Meyers
Brian K. Meyers
Treasurer

SOUTHWESTERN ACQUISITION, L.L.C.

By:	/s/ Brian K. Meyers
Brian K. Meyers
Treasurer

NEW ENGLAND ACQUISITION, LLC

By:	/s/ Brian K. Meyers
Brian K. Meyers
Treasurer

EUPHORIA ACQUISITION, LLC

By:	/s/ Brian K. Meyers
Brian K. Meyers
Treasurer

NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC.

By:	/s/ Brian K. Meyers
Brian K. Meyers
Treasurer

LCT ACQUISITION, LLC

By:	/s/ Brian K. Meyers
Brian K. Meyers
Treasurer

NN ACQUISITION, LLC

By:	/s/ Brian K. Meyers
Brian K. Meyers
Treasurer

LTI HOLDINGS, LLC

By:	/s/ Brian K. Meyers
Brian K. Meyers
Treasurer

STERLING NATIONAL BANK

By:	/s/ Charles W. Jones
Charles W. Jones
Managing Director